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                                                                   Exhibit 3.2


                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 10/08/1993
                                                          932815278 - 2353237

                  CERTIFICATE OF CORRECTION FILED TO CORRECT A
               CERTAIN ERROR IN THE CERTIFICATE OF INCORPORATION
             OF SFMT, INC. FILED IN THE OFFICE OF THE SECRETARY OF
                    STATE OF DELAWARE ON SEPTEMBER 30, 1993

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SFMT, Inc., a corporation organized and existing under and by virtue of the
General Corporation Law of the State of Delaware.

         DOES HEREBY CERTIFY THAT:

         1.        The name of the corporation is SFMT, Inc. (the "Company")

         2. The Certificate of Incorporation of SFMT, Inc. was filed with the Secretary of State of Delaware on September 30, 1993, and said certificate requires correction as permitted by subsection (f) of section 103 of the General Corporation Law of the State of Delaware.

         3. The inaccuracy or defect of said certificate to be corrected is the statement in the first paragraph of Article FOURTH of the Certificate of Incorporation that "there shall be 20,000,000 million shares of Common Stock", which should have stated that there shall be 20,000,000 shares of Common Stock.

         4. The first paragraph of Article FOURTH of the Certificate of Incorporation is corrected to read as follows:

                   The total number of shares of capital stock which the Corporation shall have authority to issue is 30,000,000 shares, of which there shall be 20,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share.

         IN WITNESS WHEREOF, this Certificate has been signed by the sole incorporator, this 1st day of October, 1993.



                                        /s/ N.S. MOLBERGER
                                        --------------------------------------
                                        N.S. Molberger
                                        Sole Incorporator